UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement and Plan of Merger dated as of February 1, 2017 (the “Merger Agreement”), by and between Old Line Bancshares, Inc. (“Bancshares”) and DCB Bancshares, Inc. (“DCB”), upon the effectiveness of the merger of DCB into Bancshares (the “Merger”) on July 28, 2017, the Board of Directors of Bancshares and Old Line Bank elected Stephen J. Deadrick, former Chairman of the Board of DCB, and James R. Clifford, a former Director of DCB, to their Boards of Directors. Bancshares’ Board of Directors has not yet determined on which committees of the Board of Directors these individuals will serve. Messrs. Deadrick and Clifford will receive the same compensation as currently paid to our other Board members (other than the Chairman and Vice Chairman, who are paid an annual retainer in lieu of attendance fees) - (i) $700 for each attended meeting of the Board of Directors, (ii) $300 for each attended meeting of the Loan Committee, and (iii) $400 for each attended meeting of the Corporate Governance Committee, the Compensation Committee, the Audit Committee, the Risk Committee, the Strategic Opportunities Committee and the Asset and Liability Committee, provided that if a Director attends any of these meetings via teleconference in lieu of in person, the Director receives $200 instead of the regular in-person payment. In addition, the Chairmen of the Corporate Governance Committee, the Compensation Committee, the Risk Committee and the Audit Committee also received an additional $300 for each meeting of their respective committees they attend in person. Further, each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also receives an $8,400 quarterly retainer.

Section 8-Other Events

Item 8.01 Other Events.

As noted above, on July 28, 2017, Bancshares, the parent company of Old Line Bank, completed its acquisition of DCB, the parent company of Damascus Community Bank, through the Merger pursuant to the Merger Agreement.

As a result of the Merger, each share of common stock of DCB was converted into the right to receive 0.9320 shares of Bancshares’ common stock, provided that cash will be paid in lieu of any fractional shares of Bancshares common stock. As a result Bancshares will issue approximately 1,495,256 shares of its common stock in exchange for the shares of common stock of DCB in the Merger. The aggregate Merger consideration was approximately $40.7 million as calculated pursuant to the Merger Agreement and approximately $40.9 million based on the closing sales price of Bancshares’ common stock on July 28, 2017.

In connection with the Merger, the parties have caused Damascus Community Bank to merge with and into Old Line Bank, with Old Line Bank the surviving bank.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated July 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: July 31, 2017	By:	/s/ Elise M. Hubbard
Elise M. Hubbard
Senior Vice President and Chief Financial Officer